Exhibit 10.1

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) made as of the 28th day of April, 2011 by and between ACURA PHARMACEUTICALS, INC., a New York corporation (the “Corporation”), with offices at 616 N. North Court, Suite 120, Palatine, Illinois 60067 and ROBERT B. JONES, residing at 20 Beekman Terrace, Summit, New Jersey 07901 (the “Employee”).

RECITALS

A.	The Corporation and the Employee executed an employment agreement dated as of March 18, 2008 (the “Employment Agreement”).

B.	The Corporation and the Employee now desire to amend the Employment Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, the parties agree as follows:

1.         Section 3(a) of the Employment Agreement is hereby amended to increase the Base Salary (as defined therein) from its current level of $300,000 to $338,500 effective as of the date of this Amendment.

2.         Except as expressly amended by this Amendment, the Employment Agreement remains in full force and effect.  Capitalized terms used herein shall have the same meaning as in the Employment Agreement unless otherwise defined herein.  This Amendment shall be governed and construed and enforced in accordance with the local laws of the State of New York applicable to agreements made and to be performed entirely in New York.

3.         This Amendment may be executed in one or more facsimile, pdf e-mail, or original counterparts, each of which shall be deemed an original, but all of which taken together will constitute one and the same instrument

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

ATTEST:	ACURA PHARMACEUTICALS, INC.

	By:	/s/ Peter A. Clemens
Peter A. Clemens,
Senior Vice President and
Chief Financial Officer

WITNESS:	EMPLOYEE

	By:	/s/ Robert B. Jones
Robert B. Jones